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                                                                     Exhibit 5.1

                          CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts,
   Uncommon Values Aggressive Growth Series, 1998 and Uncommon Values
   Growth & Income Series, 1998:
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  We consent to the use of our report dated July 17, 1998 included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.



                             KPMG PEAT MARWICK LLP

New York, New York
July 17, 1998